                       AMENDMENT NO. 3 TO CREDIT AGREEMENT

       AMENDMENT NO. 3 TO CREDIT AGREEMENT dated as of March 23, 1999 between NEXTEL COMMUNICATIONS, INC. ("NCI"); NEXTEL FINANCE COMPANY (the "Borrower") and the other Restricted Companies listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" (individually, a "Restricted Company" and, collectively, the "Restricted Companies"); TORONTO DOMINION (TEXAS) INC., in its capacity as Administrative Agent (in such capacity, the "Administrative Agent") pursuant to authority granted by the Required Lenders pursuant to Section 10.02(b) of the Credit Agreement (as defined below); and THE CHASE MANHATTAN BANK, in its capacity as Collateral Agent (in such capacity, the "Collateral Agent").

       NCI, the Restricted Companies, certain lenders, the Administrative Agent, and the Collateral Agent, are parties to a Credit Agreement dated as of March 12, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders to the Borrower in an aggregate original principal or face amount not exceeding $3,000,000,000 (which has been heretofore increased to $3,295,000,000 and which, in the circumstances contemplated by Section 7.01(e) thereof, may be further increased to $3,500,000,000). NCI, the Restricted Companies, the Administrative Agent (pursuant to authority granted by, and having obtained all necessary consents of, the Required Lenders) and the Collateral Agent wish now to consent to certain transactions to be undertaken by the Restricted Companies and to amend the Credit Agreement in certain other respects, and accordingly, the parties hereto hereby agree as follows:

       Section 1. Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement are used herein as defined therein.

       Section 2. Consent. NCI and certain of the Restricted Companies identified therein as "Transferring Subsidiaries" ("Transferring Subsidiaries") have entered into an Agreement and Plan of Merger dated as of February 10, 1999 as amended by an Amendment No. 1 thereto dated April ___, 1999 (as so amended, the "Tower Merger Agreement") with Tower Parent Corp., a newly formed Delaware corporation and wholly owned direct Subsidiary of NCI that is an "Unrestricted Subsidiary" under the Public Note Indentures ("TPC"), Tower Merger Vehicle, Inc. a newly formed Delaware corporation and wholly owned direct Subsidiary of TPC ("Merger Sub"), Tower Asset Sub, Inc., a newly formed Delaware corporation and wholly owned direct Subsidiary of Merger Sub ("Tower Sub"), SpectraSite Holdings, Inc., a Delaware corporation ("Tower Aggregator"), SpectraSite Communications, Inc., a Delaware corporation and wholly owned direct Subsidiary of Tower Aggregator ("SCI"), and SHI Merger Sub, Inc., a newly formed Delaware corporation and wholly owned direct Subsidiary of SCI ("SHI Merger Sub"). Pursuant to the Tower Merger Agreement it is contemplated, inter alia, that the following transactions will be effected (in the order indicated below):


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                                      -2-


              (a) the Transferring Subsidiaries will transfer to TPC, in the manner contemplated in Section 2.1(a) of the Tower Merger Agreement, the "Tower Assets" under and as defined in said Section 2.1(a) (subject to the exclusions described in Section 2.1(b) of the Tower Merger Agreement), in exchange for Promissory Notes (the "TPC Notes") of TPC in an aggregate principal amount of not less than the sum of $525,000,000 and the "Additional Tower Payment" under and as defined in the Tower Merger Agreement, payable to the respective Transferring Subsidiaries;

              (b) TPC will transfer to Tower Sub, in the manner contemplated in
       Section 2.1(a) of the Tower Merger Agreement, the "Tower Assets", in exchange for a Promissory Note (the "Tower Sub Note") of Tower Sub in an aggregate principal amount equal to the sum of $455,000,000 and the "Additional Tower Payment" under and as defined in the Tower Merger Agreement, payable to TPC;

              (c) SHI Merger Sub will merge with and into Merger Sub, in the manner contemplated in Section 3.1 and 3.2 of the Tower Merger Agreement, with Merger Sub being the continuing and surviving corporation; in such merger, (i) all of the shares of Merger Sub Common Stock (there being no other shares of any class of capital stock of Merger Sub outstanding) will be converted into 14,000,000 shares of Tower Aggregator Series C Preferred Stock, representing 23.3% of the authorized and outstanding shares of Tower Aggregator Series C Preferred Stock (having an approximate value of $70,000,000 and representing approximately 17% of the total equity capital of Tower Aggregator), and (ii) all of the shares of SHI Merger Sub Common Stock (there being no other shares of any class of capital stock of Merger Sub outstanding) will be converted into shares of Merger Sub Common Stock;

              (d) upon the consummation of the merger referred to in paragraph
       (c) above, as contemplated by Section 3.3 and 3.4 of the Tower Merger Agreement, Tower Aggregator (directly or indirectly through its Subsidiaries) will contribute to Tower Sub cash in an amount equal to the principal of the Tower Sub Note and Tower Sub will repay the Tower Sub
       Note in its entirety; and

              (e) in addition, upon consummation of the merger referred to in paragraph (c) above, (i) the Transferring Subsidiaries, Tower Sub and the Landlord Parties (as defined therein) will enter into a Master Site Lease Agreement in the form of Exhibit B to the Tower Merger Agreement (herein the "Master Site Lease Agreement") providing, inter alia, for the lease to the Transferring Subsidiaries of the Tower Assets referred to in paragraph (a) above and (ii) NCI, the Transferring Subsidiaries, TPC, Tower Aggregator and Tower Sub will enter into a Master Site Commitment Agreement (the "Master Site Commitment Agreement") providing, inter alia, for the construction by Tower Sub of additional tower sites in the United States for lease by the Transferring Subsidiaries (and, in that connection, SCI will pay to the Transferring Subsidiaries an amount equal to $105,000,000).

                      TPC Guarantee and Security Agreement

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                                      -3-


It is contemplated that payments to be made by TPC in respect of the TPC Notes to the Transferring Subsidiaries may be made either in the form of cash or in the form of the transfer by TPC of capital assets constructed or acquired by TPC in accordance with Article VII(f) of the TPC Guarantee and Security Agreement.

       The Restricted Companies have requested that the Administrative Agent consent to the transactions described above to the extent set forth below; accordingly, subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Administrative Agent (having previously obtained the authorization of, and all necessary consents of, the Required Lenders under the Credit Agreement) hereby consents to the following transactions (in each case for the purpose, and to the extent, of the respective provisions of the Credit Agreement identified in the lettered paragraphs below):

              (x) the transfer by the Transferring Subsidiaries to TPC, in the manner contemplated in paragraph (a) above of the "Tower Assets" therein referred to in exchange for TPC Notes, the consent in this paragraph (x) being granted for purposes of Sections 7.03, 7.04 and 7.06 of the Credit Agreement (and not to constitute utilization of any of the baskets in any of said Sections), so long as (i) the form of the TPC Notes is satisfactory in form and substance to the Collateral Agent and the TPC Notes, following the execution and delivery thereof, are delivered to the Collateral Agent in pledge pursuant to the Restricted Company Guarantee and Security Agreement, together with any necessary endorsement, and (ii) TPC shall take such action upon the consummation of the merger referred to in paragraph (c) above (including delivering the certificates representing the shares of Tower Aggregator Series C Preferred Stock and executing and delivering such Uniform Commercial Code financing statements) as the Collateral Agent shall reasonably request to perfect the security interest in all of the Collateral under and as defined in the TPC Guarantee and Security Agreement;

              (y) the execution, delivery and performance by the Transferring Subsidiaries of the Master Site Lease Agreement and the Master Site Commitment Agreement, including the right of Tower Sub to acquire future tower sites from the Transferring Subsidiaries, the consent in this paragraph (y) being granted for purposes of Sections 7.03, 7.04 and 7.06 of the Credit Agreement (and not to constitute utilization of any of the baskets in any of said Sections) and, insofar as the right of Tower Sub to acquire future tower sites from the Transferring Subsidiaries might be deemed to constitute a "Lien", for purposes of Section 7.02 of the Credit Agreement; and

              (z) the repayment of the TPC Notes by TPC through the transfer to the Transferring Subsidiaries by TPC of capital assets acquired by TPC in accordance with Article VII(f) of the TPC Guarantee and Security Agreement, the consent in this paragraph (z) being granted for purposes of Section 7.04 of the Credit Agreement (and not to constitute utilization of any of the baskets in said Section).



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                                      -4-


              Section 3. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

              3.01 References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

              3.02 Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending the following definitions (to the extent already included in said Section 1.01), as follows:

              "Amendment No. 3" means Amendment No. 3 to this Agreement.

              "Amendment No. 3 Effective Date" means the date on which the conditions to the effectiveness of the amendments provided for in Amendment No. 3 set forth in Section 5 thereof are satisfied (or waived in accordance with said Section 5).

              "Event of Default" means any "Event of Default" as defined in
       Article VIII and any TPC Event of Default (it being understood that a TPC Event of Default is not an Event of Default for purposes of Article
       VIII).

              "Security Documents" means the Restricted Company Guarantee and Security Agreement, the Mortgages, the TPC Guarantee and Security Agreement and all Uniform Commercial Code financing statements required by any of such instruments to be filed with respect to the security interests in personal property and fixtures created pursuant thereto.

              "Tower Merger Documents " means, collectively, the Tower Merger Agreement, the Master Site Commitment Agreement and the Master Site Lease Agreement (each as defined in Amendment No. 3), the Subordination, Non-Disturbance and Attornment Agreement (as defined in said Master Site Lease Agreement), the Security and Subordination Agreement and the Stockholders Agreement (each as defined in the Tower Merger Agreement) and the Intercreditor Agreement and Subordination Agreement to be executed and delivered between TPC and the Transferring Subsidiaries and certain other parties in connection with the consummation of the transactions contemplated by the Tower Merger Agreement.

              "TPC Event of Default" means the occurrence and continuance of any of the following events:

                     (a) TPC shall fail to pay any principal of or interest on
              any TPC Note when due (whether at stated maturity, by acceleration or otherwise);

                      TPC Guarantee and Security Agreement

                     (b) any representation or warranty made or deemed made by
              or on behalf of TPC in or in connection with the TPC Guarantee and Security Agreement or any amendment or modification thereof (or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the TPC Guarantee and Security Agreement or any amendment or modification thereof) shall prove to have been incorrect when made or deemed made in any material respect;

                     (c) TPC shall fail to observe or perform any covenant,
              condition or agreement contained in Article VII of the TPC Guarantee and Security Agreement;

                     (d) TPC shall fail to observe or perform any covenant,
              condition or agreement contained in the TPC Guarantee and Security Agreement (other than those specified in clause (a), (b) or (c) above), and such failure shall continue unremedied for a period of thirty or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                     (e) an involuntary proceeding shall be commenced or an
              involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of TPC or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for TPC or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                     (f) TPC shall (A) voluntarily commence any proceeding or
              file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
              (e) above), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for TPC or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

                     (g) TPC shall become unable, admit in writing or fail
              generally to pay its debts as they become due;

                     (h) one or more judgments for the payment of money in an
              aggregate amount in excess of $10,000,000 shall be rendered against TPC and the same

                      TPC Guarantee and Security Agreement
              shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of TPC to enforce any such judgment; or

                     (i) a reasonable basis shall exist for the assertion
              against TPC, or any predecessor in interest of TPC or its Affiliates, of (or there shall have been asserted against TPC) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials or RF Emissions by TPC or any of its subsidiaries, Affiliates or predecessors that, in the judgment of the Required Lenders is reasonably likely to be determined adversely to TPC, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by TPC but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor).

              "TPC Guarantee and Security Agreement" means a Guarantee and Security Agreement substantially in the form of Exhibit A to Amendment No. 3 between TPC and the Collateral Agent.

              "TPC Notes" has the meaning assigned to such term in Section 2 of Amendment No. 3.

              3.03 Accounting Terms, Etc. Section 1.04 of the Credit Agreement is hereby amended by adding a new paragraph at the end thereof to read as follows:

              "For purposes of determining compliance with Section 7.08, TPC shall be deemed treated as if it were a 'Restricted Company', notwithstanding that (as provided in the last sentence of Section 6.11(a)) it may not be a 'Restricted Company' hereunder (in as much as it is an 'Unrestricted Subsidiary' under the Public Note Indentures); in addition, whenever delivering financial statements pursuant to Section 6.01(b) and (c), and calculations pursuant to clauses (iii) of Section 6.01(d), TPC shall similarly be treated as if it were a 'Restricted Company'. In addition, when determining 'Indebtedness' of TPC for purposes of said Sections, there shall be excluded any liability of TPC arising as a result of the application of EITF (Emerging Issues Task Force) Issue No. 97-10 (The Effect of Lessee Involvement in Asset Construction) and its interpretation and application of FASB Statement No. 66 (Accounting for Sales of Real Estate) and FASB Statement No. 98 (Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate; Sales-Type Leases of Real Estate; Definition of the Lease Term; and Initial Direct Costs of Direct Financing Leases) to the transactions contemplated by the Tower Merger Documents."

                      TPC Guarantee and Security Agreement

              3.04 Conditions Precedent (Representations and Warranties).
Section 5.02(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

              "(a) Representations and Warranties. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents, and of TPC in the TPC Guarantee and Security Agreement, shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date)."

              3.05 Fundamental Changes. Section 7.03(f) of the Credit Agreement is hereby amended to read in its entirety as follows:

              "(f) any Restricted Company may sell any of its assets for consideration in an amount not less than the fair market value of such assets, provided that (A) at least 85% of such consideration is in the form of cash, (B) the Net Cash Payments of such sale are applied to prepay the Loans and reduce the Commitments hereunder to the extent required by Section 2.09(b)(ii), (C) at the time of such sale and immediately after giving effect thereto no Default shall have occurred and be continuing and (D) the aggregate fair market value of all such assets sold by the Restricted Companies after March 8, 1999 shall not exceed $250,000,000."

              3.06 Financial Covenants. Section 7.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

              "SECTION 7.08. Certain Financial and Other Covenants.

              (a) Total Indebtedness to Cash Flow Ratio. NCI will not permit the Total Indebtedness to Cash Flow Ratio at any time during any period below to exceed the ratio set opposite such period below:

                   Period                            Ratio
                   ------                            -----
              From September 30, 1999
               through December 30, 1999           17.50 to 1

              From December 31, 1999
               through March 30, 2000              13.00 to 1


                      TPC Guarantee and Security Agreement

              From March 31, 2000
               through June 29, 2000                      10.00 to 1

              From June 30, 2000
               through December 30, 2000                  7.50 to 1

              From December 31, 2000
               through June 29, 2001                      6.00 to 1

              From June 30, 2001
               and at all times thereafter                5.00 to 1

              (b) Interest Coverage Ratio. NCI will not permit the Interest Coverage Ratio at any time during any period below to be less than the ratio set opposite such period below:

                  Period                                   Ratio
                  ------                                   -----
              From September 30, 1999
               through December 30, 1999                  1.10 to 1

              From December 31, 1999
               through June 29, 2000                      1.50 to 1

              From June 30, 2000
               and at all times thereafter                2.00 to 1

              (c) Pro-Forma Debt Service Ratio. NCI will not permit the Pro-Forma Debt Service Ratio as at the last day of any fiscal quarter ending on or after March 31, 2001 to be less than 1.00 to 1.

              (d) Fixed Charges Ratio. NCI will not permit the Fixed Charges Ratio as at the last day of any fiscal quarter ending on or after June 30, 2001 to be less than 1.00 to 1.

              (e) Secured Indebtedness to Cash Flow Ratio. The Restricted Companies will not permit the Secured Indebtedness to Cash Flow Ratio at any time during any period below to exceed the ratio set opposite such period below:

                 Period                                     Ratio
                 ------                                     -----
              From June 30, 1999
               through September 29, 1999                 10.00 to 1

              From September 30, 1999
               through December 30, 1999                  7.00 to 1

                      TPC Guarantee and Security Agreement

              From December 31, 1999
               through March 30, 2000                     5.00 to 1

              From March 31, 2000
               through March 30, 2001                     4.00 to 1

              From March 31, 2001
               and at all times thereafter                3.00 to 1

              (f) Secured Indebtedness to Revenue Ratio. The Restricted Companies will not permit the Secured Indebtedness to Revenue Ratio as at any date set forth below to exceed the ratio set forth opposite such date below:

                Date                                  Ratio
                ----                                  -----
             March 31, 1998                         2.50 to 1
             June 30, 1998                          2.25 to 1
             September 30, 1998, December 31,
             1998 and March 31, 1999                2.00 to 1
             June 30, 1999                          1.75 to 1

              (g) Minimum Annualized Revenue. The Restricted Companies will not permit Annualized Revenue (adjusted as provided in the next sentence) as at any date below to be less than the amount set opposite such date below:

                Date                                  Amount
                ----                                  ------
             March 31, 1998                        $  900,000,000
             June 30, 1998                         $1,100,000,000
             September 30, 1998                    $1,300,000,000
             December 31, 1998                     $1,500,000,000
             March 31, 1999                        $1,750,000,000
             June 30, 1999                         $2,050,000,000

       For purposes of this paragraph (g), Annualized Revenue as at any date shall be reduced, for each acquisition consummated prior to such date by any Restricted Company the Purchase Price for which exceeds $50,000,000 (excluding, however, any such acquisition consummated prior to the date hereof), by an amount equal to the product of 4 multiplied by the revenue of the business, or attributable to the assets, so acquired for the fiscal quarter ending on, or most recently ended prior to, the date of such acquisition, provided that, if at the last day of any fiscal quarter of the Restricted Companies (the "current fiscal quarter") fewer than four complete fiscal quarters shall have elapsed following the date of such acquisition, such product shall be further multiplied by a fraction, the numerator of which is the number of days during the period commencing on the date of such

                      TPC Guarantee and Security Agreement
       acquisition to but excluding the last day of the current fiscal quarter and the denominator of which is 365.

              (h) Minimum Network Subscriber Units. The Restricted Companies will not permit the aggregate number of Network Subscriber Units (adjusted as provided in the next sentence) as at any date below to be less than the number set opposite such date below:

                   Date                                 Number
                   ----                                 ------
                March 31, 1998                       1,300,000
                June 30, 1998                        1,500,000
                September 30, 1998                   1,700,000
                December 31, 1998                    2,000,000
                March 31, 1999                       2,400,000
                June 30, 1999                        2,900,000

       For purposes of this paragraph (h), Network Subscriber Units as at any date shall be reduced, for each acquisition consummated prior to such date by any Restricted Company the Purchase Price for which exceeds $50,000,000 (excluding, however, any such acquisition consummated prior to the date hereof), by the number or Network Subscriber Units of the business, or attributable to the assets, so acquired on the date on which such acquisition is consummated."

              3.07 Modifications to Certain Agreements. Section 7.10 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

              "In addition, the Credit Parties will not consent to any modification, supplement or waiver of any of the provisions of the TPC Notes, or any of the provisions of any of the Tower Merger Documents, without, in each case, the prior consent of the Administrative Agent (with the approval of the Required Lenders), provided that no such consent shall be required with respect to any modification, supplement or waiver of any of the provisions of (i) any of the Tower Merger Documents to the extent relating to particular tower sites (or to particular groups of tower sites not aggregating more than 5% of the total tower sites),
       (ii) to the conditions for delivery or lease of newly-constructed tower sites pursuant to the Master Commitment Agreement or Master Lease Agreement, as applicable, or (iii) to any other modification of any of the Tower Merger Documents if the Administrative Agent and Collateral Agent have determined that such modification is not material with respect to the interests of the Lenders under this Agreement or any of the other Loan Documents."

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
                                      -11-


              3.08 Security Document Event of Default. Paragraph (p) of Article VIII of the Credit Agreement is hereby amended to read in its entirety as follows:

              "(p) Any of the following shall occur: (i) the Liens created by the Security Documents shall at any time, with respect to any material portion of the property of the Restricted Companies and TPC (taken as a whole), not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent for the benefit of the Lenders hereunder, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents); (ii) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated, or shall cease to be in full force and effect, with respect to any material portion of the property of the Restricted Companies and TPC (taken as a whole); or (iii) the enforceability of any of the Security Documents shall be contested by any Credit Party or TPC (as applicable); or"

              3.09 TPC-Related Event of Default. Article VIII of the Credit Agreement is hereby amended by adding a new paragraph (q) therein immediately following paragraph (p) thereof to read as follows:

              "(q) Any of the Restricted Companies shall default in the payment of any Rent under the Master Site Lease Agreement (as defined in Amendment No. 3) and the same shall continue beyond the period of grace provided for therein and, as a result thereof, the Restricted Companies shall receive a "Cross Default Notice" under and as defined in Section 27(d) of said Master Site Lease Agreement, or any of the Restricted Companies shall receive notice of one or more defaults under said Master Site Lease Agreement which defaults, if uncured, could result in the termination of the Restricted Companies' rights with respect to 10% or more of the sites covered in said Master Site Lease Agreement;"

              Section 4. Representations and Warranties. NCI and each of the Restricted Companies hereby represents and warrants to the Lenders and the Agents that it has heretofore delivered to the Collateral Agent and Special Counsel true and complete copies of the Tower Merger Documents
(or forms thereof), including Amendment No. 1 to the Tower Merger Agreement.

              Section 5. Conditions Precedent. The consent set forth in Section 2 hereof, and the amendments set forth in Section 3 hereof, shall become effective, as of the date hereof, upon the date on which each of the following conditions is satisfied (or waived in accordance with the last paragraph hereof):

              (a) Counterparts. The Administrative Agent (or Special Counsel) shall have received from NCI, the Restricted Companies and the Collateral Agent, either (i) a counterpart of this Amendment No. 3 signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy

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
                                      -12-

       transmission of a signed signature page of this Amendment No. 3) that such party has signed a counterpart of this Amendment No. 3.

              (b) TPC Guarantee and Security Agreement. TPC shall have executed and delivered in favor of the Collateral Agent a Guarantee and Security Agreement in substantially the form of Exhibit A hereto.

              (c) Opinion of Counsel to Credit Parties. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 3 Effective Date) of Jones, Day, Reavis & Pogue, counsel to the Credit Parties, covering such matters relating to TPC and the TPC Guarantee and Security Agreement as either the Administrative Agent or the Collateral Agent shall request (and each Credit Party hereby requests such counsel to deliver such opinion). To the extent deemed appropriate by the Credit Parties, internal corporate matters in such opinion (such as due incorporation and the like) may be rendered in a separate opinion from the General Counsel of TPC.

              (d) Corporate Matters. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of TPC, the authorization of this Amendment No. 3 and any other legal matters relating to the Credit Parties, this Amendment No. 3, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

              (e) TPC Collateral Security. TPC shall have taken such action (including executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the TPC Guarantee and Security Agreement, on substantially all of the property of TPC, and the Transferring Subsidiaries shall have delivered to the Collateral Agent in pledge each of the TPC Notes (it being understood that the delivery of certificates evidencing the shares of Tower Aggregator Series C Preferred Stock contemplated by the TPC Guarantee and Security Agreement, together with the related stock powers, and the delivery of the TPC Notes to the Collateral Agent under the Restricted Company Guarantee and Security Agreement, shall not be required until the date upon which such shares are acquired by TPC pursuant to the Tower Merger Agreement).

              (f) Amendment to Restricted Company Guarantee and Security Agreement. The Restricted Companies shall have executed and delivered an amendment to the Restricted Company Guarantee and Security Agreement in form and substance satisfactory to the Collateral Agent confirming, to the extent necessary, the right of the Collateral Agent to exercise rights with respect to the TPC Notes upon the occurrence of a TPC Event of Default, regardless of whether any other Default or Event of Default under the Credit Agreement shall have occurred and be continuing (and regardless of whether any other

                      TPC Guarantee and Security Agreement
       rights or remedies shall have been exercised by the Lenders or the Agents under Article VIII of the Credit Agreement).

              (g) Amendment Fee. The Administrative Agent shall have received, for account of each Lender that, by delivery of an appropriate authorization to the Administrative Agent (or Special Counsel) on or before 5:00 p.m., New York City time, on April 5, 1999, shall have authorized the Administrative Agent to execute and deliver this Amendment No. 3, an amendment fee in an amount equal to 1/4 of 1% of the sum of (i) the aggregate outstanding principal amount of the Loans and LC Exposure held by such Lender plus (ii) the aggregate unutilized amount of Commitments held by such Lender.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 3 Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the consent set forth in Section 2, and the amendments set forth in Section 3, shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02 of the Credit Agreement) at or prior to 3:00 p.m., New York City time, on June 30, 1999 (and, in the event such conditions are not so satisfied or waived, the consent and amendments contemplated hereby shall not become effective).

              None of the foregoing conditions may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by NCI, the Restricted Companies, the Required Lenders and the Collateral Agent, or by NCI, the Restricted Companies, the Collateral Agent, and the Administrative Agent with the consent of the Required Lenders.

              Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.


                      TPC Guarantee and Security Agreement

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                           NEXTEL COMMUNICATIONS, INC.

                                           By    /S/ STEVEN M. SHINDLER
                                                 ----------------------
                                                 Name:  Steven M. Shindler
                                                 Title: Vice President

                                RESTRICTED COMPANIES
                                --------------------

                                           NEXTEL FINANCE COMPANY

                                           By    /S/ STEVEN M. SHINDLER
                                                 ----------------------
                                                 Name: Steven M. Shindler
                                                 Title: Vice President


                      TPC Guarantee and Security Agreement

                                                 CELL CALL, INC.
                                                 FCI 900, Inc.
                                                 NEXTEL COMMUNICATIONS OF
                                                   THE MID-ATLANTIC, INC.
                                                 NEXTEL OF CALIFORNIA, INC.
                                                 NEXTEL LICENSE ACQUISITION
                                                   CORP.
                                                 NEXTEL LICENSE HOLDINGS 1,
                                                   INC.
                                                 NEXTEL LICENSE HOLDINGS 2,
                                                   INC.
                                                 NEXTEL LICENSE HOLDINGS 3,
                                                   INC.
                                                 NEXTEL LICENSE HOLDINGS 4,
                                                   INC.
                                                 NEXTEL OF NEW YORK, INC.
                                                 NEXTEL OPERATIONS, INC.
                                                 NEXTEL SOUTH CORP.
                                                 NEXTEL SOCAL, INC.
                                                 NEXTEL OF TEXAS, INC.
                                                 NEXTEL SYSTEMS CORP.
                                                 NEXTEL WEST CORP.
                                                 PITTENCRIEFF
                                                   COMMUNICATIONS, INC.
                                                 RADIOCALL SERVICE AND
                                                   SYSTEMS, INC.
                                                 SAFETY NET, INC.
                                                 SPECTRUM RESOURCES OF
                                                   THE NORTHEAST, INC.
                                                 SRI, INC.

                                                  By   /S/ STEVEN M. SHINDLER
                                                       Name: Steven M. Shindler
                                                       Title: Vice President



                      TPC Guarantee and Security Agreement

                                            FORT WORTH TRUNKED RADIO
                                             LIMITED PARTNERSHIP

                                            By Nextel of Texas, Inc.,
                                               a General Partner

                                             By  /S/ STEVEN M. SHINDLER
                                                 ----------------------
                                                 Name: Steven M. Shindler
                                                 Title: Vice President

TORONTO DOMINION (TEXAS) INC.,              THE CHASE MANHATTAN BANK,
  as Administrative Agent                    as Collateral Agent

By   /S/ JEFFREY R. LENTS                   By   /S/ TRACEY NAVIN EWING
     --------------------                        ----------------------
     Name:  Jeffrey R. Lents                     Name: Tracey Navin Ewing
     Title: Vice President                       Title: Vice President




                      TPC Guarantee and Security Agreement